Exhibit 5.1 Legal Opinion and Consent

The Law Office of Timothy S. Orr, PLLC
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Spokane, Washington 99208
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____________________
December 18, 2008

Board of Directors
UPB, Inc.
14711 Pano Lane
 Houston Texas 77070

Re:	Opinion and Consent of Counsel with respect to Registration Statement on Form S-1 for UPB, Inc., a Nevada Corporation, (the “Company”).

Ladies and Gentleman:

We have been engaged as counsel by the Company for the purpose of supplying this opinion letter, which is to be filed as an Exhibit to the Company’s Registration Statement (the “Registration Statement”).  This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration of 1,000,000 shares held by existing shareholders (“Selling Shareholders”) and 5,000,000 newly issued shares for public sale of the Company's common stock, $0.001 par value, to be sold by the existing selling shareholders and the issuer.

                         We have in connection with the Company’s request made ourselves familiar with the corporate actions taken and proposed to be taken by the Company in connection with the proposed registration of Shares by existing stockholders and authorization issuance and sale of the Shares by the Company and have made such other legal factual inquiries as we have deemed necessary for the purpose of rending this opinion.  We have examined and relied upon original, certified, conformed, Photostat or other copies of the following documents:

i.    The Certificate of Incorporation of the Company;
ii.   The Registration Statement and the Exhibits thereto; and
iii.  Such other matters of law, as we have deemed necessary for the expression of the opinion herein contained.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as copies, the authenticity of the originals of such copied documents, and except with respect to the Company, that all individual executing and delivering such documents were duly authorized to do so.

Based on the forgoing and in reliance thereon, and subject to the qualification and limitations set forth below, we are of the opinion that the Company is duly organized in the State of Nevada, validly existing and in good standing as a corporation under the laws of the State of Nevada.

Based on the forgoing and in reliance thereon, and subject to the effectiveness of the Registration Statement by the Securities and Exchange Commission we are of the opinion that:

1.)	the shares held by the Selling Shareholders are legally and validly issued, fully paid and non-assessable shares of the Company’s common stock; and

2.)
the 5,000,000 shares being sold pursuant to the Registration Statement by the Company are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

We do not express any opinion herein concerning any law other than (i) Nevada State Law, including the statutory provisions and all applicable provisions of the Nevada Constitution and the reported judicial decisions, and (ii) the federal securities laws of the United States.

For the purposes of this opinion, we have assumed that (i) no change occurs in applicable law or the pertinent facts and (ii) the provisions of “blue sky” and other securities laws that may be applicable will have been complied with to the extent required.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, amendments thereto and to the use of my name under the caption "Legal Matters" in the prospectus comprising part of the Registration Statement.

This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein. This opinion is being delivered only to the Company and may not be used or relied upon by any other person for any purpose whatsoever without our prior written consent.

Sincerely,

/s/Timothy S. Orr
Timothy S. Orr
Attorney at Law
WSBA # 36256